Following is information about the computation of the earnings per share (EPS) data for the quarter ended September 30, 2000 and 1999:

                                            For the Quarter Ended September 30, 2000
                                            ----------------------------------------
                                                 Income       Shares     Per-Share
                                              (Numerator)  (Denominator)   Amount
                                            ----------------------------------------
Basic EPS
Income available to common stockholders          $278,430    4,534,736     $0.06
                                                                           =====
Effect of Diluted Securities - None
Diluted EPS
Income available to common stockholders
    plus assumed conversions                     $278,430    4,534,736     $0.06
                                                 =========   =========     =====

                                            For the Quarter Ended September 30, 1999
                                            ----------------------------------------
                                                 Income       Shares     Per-Share
                                               (Numerator) (Denominator)   Amount
                                            ----------------------------------------
Basic EPS
Income available to common stockholders           $250,529   4,610,802     $0.05
                                                                           =====
Effect of Diluted Securities - None
Diluted EPS
Income available to common stockholders
    plus assumed conversions                      $250,529   4,610,802     $0.05
                                                 =========   =========     =====

Following is information about the computation of the earnings per share (EPS) data for the first 9 months ended September 30, 2000 and 1999:

                                          For the 9 months Ended September 30, 2000
                                          -----------------------------------------
                                               Income         Shares    Per-Share
                                             (Numerator)  (Denominator)   Amount
                                          -----------------------------------------
Basic EPS

Income available to common stockholders           $836,694     4,541,860   $0.18
                                                                           =====
Effect of Diluted Securities  - None
Diluted EPS
Income available to common stockholders
    plus assumed conversions                     $836,694      4,541,860   $0.18
                                                 ========      =========   =====

                                          For the 9 months Ended September 30, 1999
                                          -----------------------------------------
                                               Income         Shares    Per-Share
                                            (Numerator)   (Denominator)   Amount
                                          -----------------------------------------
Basic EPS

Income available to common stockholders           $279,918     4,610,752   $0.06
                                                                           =====
Effect of Diluted Securities  - None
Diluted EPS
Income available to common stockholders
    plus assumed conversions                      $279,918     4,610,752   $0.06
                                                  ========     =========   =====